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                                                                    EXHIBIT 12.1

    STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
      RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS

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                                                                                          SIX MONTHS
                                                    YEAR ENDED DECEMBER 31,                 ENDED
                                       -------------------------------------------------   JUNE 30,
                                         1998      1999       2000      2001      2002       2003
                                       --------  --------   --------  --------  --------   --------
Earnings:
Income before taxes                    $385,574  $481,909   $288,086  $ 56,502  $221,963   $230,767
Pretax charges (credits)                 11,020    (2,233)     8,766    61,157     3,774          -
Fixed charges:
   Interest expense                      60,923    43,001     79,636    70,282    74,904     39,960
   Interest portion of rental expense    17,080    16,023     17,917    16,554    21,318      5,243
                                       --------  --------   --------  --------  --------   --------
Earnings, as adjusted                  $474,597  $538,700   $394,405  $204,495  $321,959   $275,970
                                       ========  ========   ========  ========  ========   ========

Fixed charges:
   Interest expense                    $ 60,923  $ 43,001   $ 79,636  $ 70,282  $ 74,904   $ 39,960
   Interest portion of rental expense    17,080    16,023     17,917    16,554    21,318      5,243
                                       --------  --------   --------  --------  --------   --------
Fixed charges, as adjusted             $ 78,003  $ 59,024   $ 97,553  $ 86,836  $ 96,222   $ 45,203
                                       ========  ========   ========  ========  ========   ========

Preferred Dividends                     $ 5,259  $      -   $      -  $      -  $      -   $      -
                                       ========  ========   ========  ========  ========   ========

Ratio of Earnings to Fixed Charges          6.1       9.1        4.0       2.4       3.3        6.1
                                       ========  ========   ========  ========  ========   ========

Ratio of Combined Fixed Charges and
  Preference Dividends to Earnings          0.2       0.1        0.2       0.4       0.3        0.2
                                       ========  ========   ========  ========  ========   ========
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